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                                                                    EXHIBIT 99.2

FOR IMMEDIATE RELEASE

           D&M HOLDINGS' PURCHASE OF REPLAYTV AND RIO ASSETS COMPLETE

      SANTA CLARA, CA - April 25, 2003 - SONICblue(TM) Incorporated announced today that the sale of it's ReplayTV(R) and Rio(R) business assets to Digital Networks North America, Inc., a subsidiary of D&M Holdings, Inc. (TSE II: 6735), is complete. The purchase price for both business units was $36.2 million. D&M also assumed selected contractual relationships and liabilities.

      "We are confident that D&M represents the best possible option for the continuation of the ReplayTV and Rio products in the marketplace, " said Gregory Ballard, chief executive officer, SONICblue. "Many of our employees will continue to work on these products with D&M and our customers will continue to enjoy these revolutionary products in their homes without interruption."

      With the sale of SONICblue's major business assets completed, the Company no longer offers any products in the marketplace. The Company's bankruptcy case continues to be resolved in court.

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FOR MORE INFORMATION:

PRESS CONTACT:                                       INVESTOR CONTACTS:
Amanda Sanyal                                        Ian Shea
SONICblue                                            SONICblue
(408) 588-8060                                       (408) 588-8242
asanyal@sonicblue.com                                ir@sonicblue.com